Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FOURTH-QUARTER AND FULL-YEAR RESULTS
– Revenue Increases 8.7% to $1.91 Billion for the Year; Up 12.6% for the Quarter –

ATLANTA – February 13, 2013 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fourth quarter and full year ended December 29, 2012.

The Company reported revenues for the fourth quarter of $440.3 million, up 12.6% from $391.1 million for the fourth quarter of 2011.  Fourth-quarter 2012 net loss of $11.4 million, or $0.19 per diluted share, compared with a net loss of $10.3 million, or $0.17 per diluted share, a year ago.  Gross profit for the fourth quarter totaled $52.1 million, up 8.7% from $48.0 million in the year-ago period.  Gross margins of 11.8% compared to 12.3% a year ago.  Fourth-quarter operating expenses of $56.7 million were up compared to $50.5 million for the same period a year ago, and included $0.2 million, or $0.00 per diluted share, and $3.9 million, or $0.07 per diluted share, in net gains from significant special items in 2012 and 2011, respectively.  Reported operating loss for the quarter was $4.5 million, compared to $2.6 million a year ago.

For the full year ended December 29, 2012, revenues totaled $1.908 billion, up 8.7% from $1.755 billion the same period a year ago.  Net loss for the year ended December 29, 2012 totaled $23.0 million, or $0.38 per diluted share, compared with $38.6 million, or $0.89 per diluted share, a year ago.  Gross profit for the year ended December 29, 2012 totaled $230.1 million and gross margin was 12.1%, compared with $210.1 million and 12.0% a year earlier. Total operating expenses of $224.6 million were up compared to $218.4 a year ago, and included $10.4 million, or $0.17 per diluted share, and $12.6 million, or $0.29 per diluted share, in net gains from significant special items in 2012 and 2011, respectively. Reported operating income for the year ended December 29, 2012 was $5.5 million, compared to an operating loss of $8.3 million a year ago.

“For the full year 2012, we grew total revenue 8.7% while successfully producing our highest gross profit margins on record as we focused on opportunities for profitable growth.  As a result, we narrowed our comparable full year adjusted net loss by $12.2 million relative to a year ago as the housing market continued to accelerate,” said George Judd, President and Chief Executive Officer.

“As we move forward in 2013, we are confident in our ability to both increase our penetration of a growing market and maintain the operating discipline that we demonstrated over the last several years. Our outlook in 2013 is based on expectations of a significant increase in revenue from 2012,” Mr. Judd concluded.

BlueLinx 4Q ’12 Press Release

The Company’s operating results for the 2012 and 2011 fourth quarter and full year periods, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

in millions, except per share amounts (unaudited)	Quarters Ended		Years Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Pretax loss	($11.3)	($9.4)	($22.6)	($37.6)
Gain from sale of certain properties1	(0.2)	(3.7)	(9.9)	(10.6)
Gain on modification of lease agreement1	-	-	-	(2.0)
Gain from insurance settlement1	-	(0.2)	(0.5)	(1.4)
Severance related costs1	-	-	-	1.4
Adjusted pretax loss before the effect of special interest items	(11.5)	(13.3)	(33.0)	(50.2)
Changes associated with the ineffective interest rate swap	-	-	-	(1.7)

Adjusted pretax loss	(11.5)	(13.3)	(33.0)	(51.9)
Adjusted benefit from income taxes	(4.4)	(4.3)	(12.4)	(19.1)

Adjusted net loss	($7.1)	($9.0)	($20.6)	($32.8)

Basic weighted average shares2	60.1	59.7	60.1	43.2
Adjusted basic net loss per share applicable to common shares	($0.12)	($0.15)	($0.34)	($0.76)
Diluted weighted average shares2	60.1	59.7	60.1	43.2
Adjusted diluted net loss per share applicable to common shares	($0.12)	($0.15)	($0.34)	($0.76)

1 Significant special items included in SG&A	($0.2)	($3.9)	($10.4)	($12.6)
1 Dilutive EPS related to significant special items included in SG&A	-	($0.07)	($0.17)	($0.29)
2 The increase in basic and diluted weighted average shares primarily results from the issuance of 28.6 million shares as a result of the July 29, 2011 rights offering.

For the quarter and full year periods ended December 29, 2012, the above table reflects the following events; (i) the Company recorded a gain on the sale of certain properties; and (ii) the Company recorded a gain from an insurance settlement.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable.

For the quarter and full year periods ended December 31, 2011, the above table reflects the following events:  (i) the Company recorded a gain on the sale of certain properties during the first quarter of 2011; (ii) the Company recorded a gain on the modification of a lease agreement; (iii) the Company recorded a gain from an insurance settlement; (iv) the Company recorded certain severance costs; and (v) the Company recorded the effect of a reduction in the fair value of its terminated ineffective interest rate swap partially offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra period income tax allocation to other comprehensive income and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable.

BlueLinx 4Q ’12 Press Release

2013 Item
The Company intends to amend and extend its $400 million U.S. revolving credit facility. The amendment will extend the maturity by three years from the closing date. It is expected that the maximum available credit under the U.S. revolving credit facility will be increased by $22.5 million to $422.5 million. The amended U.S. revolving credit facility is also expected to continue to have a $100 million uncommitted accordion credit facility to potentially increase the maximum available credit to $522.5 million. The amended U.S. revolving credit facility is expected to have covenants substantially similar to those in the existing U.S. credit facility.

The Company has engaged Wells Fargo Capital Finance (“Wells Fargo”) as sole lead arranger for the transaction. Wells Fargo has informed the Company that it has received commitments from several financial institutions with respect to the U.S. revolving credit facility, subject to execution of satisfactory documentation and the completion of the $40 million rights offering of common stock announced on January 10, 2013. Closing is expected to occur concurrently with the completion of the rights offering of common stock. The definitive terms of, and the obligations of BlueLinx, Wells Fargo, and/or any members of the syndicate of financial institutions to enter into such an amendment to the U.S. revolving credit facility is subject to additional discussions and negotiations among the parties, and there is no assurance that an amendment to the existing U.S. revolving credit facility will be consummated.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.  Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page.  Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 93184373.  The recording will be available two hours after the conference call has concluded.  Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release.  The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

BlueLinx 4Q ’12 Press Release

About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 1,900 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of 56 distribution centers.  BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

- Tables to Follow -

BlueLinx 4Q ’12 Press Release

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data
	Quarters Ended		Years Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)

Net sales	$440,298	$391,119	$1,907,842	$1,755,431
Cost of sales	388,179	343,162	1,677,772	1,545,282
Gross profit	52,119	47,957	230,070	210,149
Operating expenses:
Selling, general, and administrative	54,638	48,094	215,996	207,857
Depreciation and amortization	2,012	2,441	8,565	10,562
Total operating expenses	56,650	50,535	224,561	218,419

Operating (loss) income	(4,531)	(2,578)	5,509	(8,270)
Non-operating expenses:
Interest expense	6,756	6,831	28,157	30,510
Changes associated with the ineffective interest rate swap, net	-	-	-	(1,676)
Other expense (income), net	22	19	(7)	501

Loss before provision for income taxes	(11,309)	(9,428)	(22,641)	(37,605)
Provision for income taxes	61	824	386	962
Net loss	$(11,370)	$(10,252)	$(23,027)	$(38,567)

Basic weighted average number of common shares
outstanding	60,118	59,660	60,080	43,187
Basic net loss per share applicable to common
shares	$(0.19)	$(0.17)	$(0.38)	$(0.89)
Diluted weighted average number of common shares
outstanding	60,118	59,660	60,080	43,187
Diluted net loss per share applicable to common
shares	$(0.19)	$(0.17)	$(0.38)	$(0.89)

BlueLinx 4Q ’12 Press Release

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	December 29,	December 31,
	2012	2011
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$5,188	$4,898
Receivables, net	157,465	138,872
Inventories, net	230,059	185,577
Other current assets	19,427	27,141
Total current assets	412,139	356,488

Property, plant, and equipment:
Land and land improvements	43,120	49,562
Buildings	94,070	95,652
Machinery and equipment	78,674	75,508
Construction in progress	1,173	741
Property, plant, and equipment, at cost	217,037	221,463
Accumulated depreciation	(101,684)	(98,335)
Property, plant, and equipment, net	115,353	123,128
Non-current deferred income tax assets, net	445	358
Other non-current assets	16,799	23,941
Total assets	$544,736	$503,915

Liabilities:
Current liabilities:
Accounts payable	$77,850	$70,228
Bank overdrafts	35,384	22,364
Accrued compensation	6,170	4,496
Current maturities of long-term debt	8,946	9,046
Deferred income taxes, net	449	382
Other current liabilities	10,937	16,558
Total current liabilities	139,736	123,074
Noncurrent liabilities:
Long-term debt	368,446	328,695
Other non-current liabilities	57,146	43,772
Total liabilities	565,328	495,541

Stockholders’ (Deficit) Equity:
Common stock	637	620
Additional paid-in capital	209,815	207,626
Accumulated other comprehensive loss	(30,042)	(21,900)
Accumulated deficit	(201,002)	(177,972)
Total stockholders’ (deficit) equity	(20,592)	8,374
Total liabilities and stockholders’ (deficit) equity	$544,736	$503,915

BlueLinx 4Q ’12 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Years Ended
	December 29,	December 31,
	2012	2011
	(unaudited)

Cash flows from operating activities:
Net loss	$(23,027)	$(38,567)
Adjustments to reconcile net loss
to cash used in operations:
Depreciation and amortization	8,565	10,562
Amortization of debt issuance costs	3,746	2,940
Gain from sale of properties	(9,885)	(10,604)
Gain from property insurance settlement	(476)	(1,230)
Changes associated with the ineffective interest rate swap	-	(1,676)
Vacant property charges, net	(30)	(291)
Gain on modification of lease agreement	-	(1,971)
Payments on modification on lease agreement	(5,875)	-
Deferred income tax benefit	(20)	(25)
Share-based compensation expense	2,797	1,974
Decrease in restricted cash related to the swap, insurance, and other	695	987
Changes in assets and liabilities:
Receivables	(18,593)	(19,670)
Inventories	(44,482)	2,673
Accounts payable	9,050	5,973
Changes in other working capital	1,722	(375)
Other	1,563	(1,032)
Net cash used in operating activities	(74,250)	(50,332)

Cash flows from investing activities:
Property, plant and equipment investments	(2,826)	(6,533)
Proceeds from disposition of assets	19,195	18,355
Net cash provided by investing activities	16,369	11,822

Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(526)	-
Repayments on the revolving credit facilities	(473,349)	(478,630)
Borrowings from the revolving credit facilities	550,270	475,918
Principal payments on mortgage	(37,272)	(42,416)
Payments on capital lease obligations	(2,259)	(1,440)
Increase (decrease) in bank overdrafts	13,020	(725)
Decrease in restricted cash related to the mortgage	9,970	20,604
Debt financing costs	(1,683)	(2,721)
Proceeds from stock offering less expenses paid	-	58,521
Net cash provided by financing activities	58,171	29,111
Increase (decrease) in cash	290	(9,399)
Balance, beginning of period	4,898	14,297
Balance, end of period	$5,188	$4,898

Non Cash Transactions:
Capital leases	$5,238	$3,131

BlueLinx 4Q ’12 Press Release

BlueLinx Holdings Inc.
Adjusted Pre-Tax Loss
in thousands, except for per share amounts

	Quarters Ended		Years Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pretax loss	$(11,309)	$(9,428)	$(22,641)	$(37,605)
Gain from sale of certain properties	(204)	(3,665)	(9,885)	(10,604)
Gain on modification of lease agreement	-	-	-	(1,971)
Gain from insurance settlement	-	(203)	(476)	(1,433)
Severance related costs	-	36	-	1,382
Adjusted pretax loss before the effect of special interest items	(11,513)	(13,260)	(33,002)	(50,231)
Changes associated with the ineffective interest rate swap	-	-	-	(1,676)
Adjusted pretax loss	(11,513)	(13,260)	(33,002)	(51,907)
Adjusted benefit from income taxes	(4,385)	(4,294)	(12,351)	(19,072)
Adjusted net loss	$(7,128)	$(8,966)	$(20,651)	$(32,835)

Basic weighted average shares	60,118	59,660	60,080	43,187
Adjusted basic net loss per share applicable to common shares	$(0.12)	$(0.15)	$(0.34)	$(0.76)
Diluted weighted average shares	60,118	59,660	60,080	43,187
Adjusted diluted net loss per share applicable to common shares	$(0.12)	$(0.15)	$(0.34)	$(0.76)

BlueLinx Holdings Inc.
Reconciliation of GAAP Net Loss to Adjusted Net Loss
in thousands

	Quarters Ended		Years Ended
	December 29,	December 31,	December 29,	December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net loss	$(11,370)	$(10,252)	$(23,027)	$(38,567)
Gain from sale of certain properties	(204)	(3,665)	(9,885)	(10,604)
Gain on modification of lease agreement	-	-	-	(1,971)
Gain from insurance settlement	-	(203)	(476)	(1,433)
Severance related costs	-	36	-	1,382
Changes associated with the ineffective interest rate swap	-	-	-	(1,676)
Tax effect of selected charges	80	1,479	3,998	5,522
Valuation allowance	4,366	3,639	8,739	14,512
Adjusted net loss	$(7,128)	$(8,966)	$(20,651)	$(32,835)

###